Exhibit 1.1

ARGO GROUP US, INC.

6.500% Senior Notes due 2042

Fully and Unconditionally Guaranteed by

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

UNDERWRITING AGREEMENT

September 18, 2012

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wells Fargo Securities LLC

September 18, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park

New York , NY 10036

      As Representative of the several Underwriters

Ladies and Gentlemen:

Introductory. Argo Group US, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $125,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2042 (together with any of the Company’s 6.500% Senior Notes due 2042 that are offered pursuant to the option described in Section 2(a) below, the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wells Fargo Securities, LLC (“Wells Fargo”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of September 25, 2012 (the “Base Indenture”), between the Company, the Guarantor (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”).

Pursuant to the Indenture, Argo Group International Holdings, Ltd., a company organized under the laws of Bermuda (the “Guarantor”), has agreed to fully and unconditionally guarantee (the “Guarantee” and, together with the Notes, the “Securities”) to each holder of the Notes and to the Trustee all payment obligations of the Company under the Indenture.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-183957-01 and 333-183957), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 3:37 p.m. EDT on September 18, 2012 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

Each of the Company and the Guarantor hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company and the Guarantor

Each of the Company and the Guarantor, jointly and severally, hereby represents, warrants and covenants to each Underwriter as follows:

a) Compliance with Registration Requirements. Each of the Company and the Guarantor meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of the Company’s or the Guarantor’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated September 18, 2012, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time each of the Company and the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date hereof, each of the Company and the Guarantor was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and neither the Company nor the Guarantor has otherwise ceased to be eligible to use the automatic shelf registration form.

e) Distribution of Offering Material By the Company and the Guarantor. Neither the Company nor the Guarantor has distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

f) No Material Adverse Change. Neither the Guarantor nor any of its Subsidiaries (as defined below), including the Company, has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), or the earnings, business or operations of the Guarantor and its Subsidiaries, including the Company, otherwise than as set forth in the Disclosure Package and the Prospectus. For purposes of this Agreement, “Subsidiary” means a subsidiary of the Guarantor.

g) Real Property. Any real property and buildings held under lease by the Company, the Guarantor and any of their respective Subsidiaries are validly owned or held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below).

h) Incorporation and Good Standing. Each of the Guarantor and the Company has been duly incorporated and is validly existing in good standing under the laws of its respective jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or its conducting any business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a material adverse effect on (i) the financial condition, earnings, business or properties of the Guarantor and its subsidiaries, including the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) the ability of the Company and the Guarantor to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”); and each subsidiary of the Guarantor has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

i) Capitalization. The Guarantor has an authorized capitalization as set forth in the Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Subsidiary of the Guarantor, including the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

j) Authorization. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor; the Notes have been duly authorized and, when issued, duly authenticated pursuant to the Indenture and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement, and enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantee has been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms and the Securities and the Indenture will conform to the descriptions thereof in the Disclosure Package and the Prospectus.

k) No Conflicts. The issue and sale of the Securities and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of their respective Subsidiaries is a party or by which the Company, the Guarantor or any of their respective Subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of their respective Subsidiaries is subject, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of (i) the charter, memorandum of association or by-laws of the Company, the Guarantor or any of their respective Subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective Subsidiaries or any of their properties, except in the case of this clause (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Indenture except in each case (A) such as have been obtained, including under the Act and the Trust Indenture Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

l) Consents and Approvals. Each of the Company, the Guarantor and their respective Subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any governmental or regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Disclosure Package and the Prospectus, except where the failure to possess such Permits, individually or in the aggregate, would not have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending, or to the knowledge of the Company or the Guarantor, threatened, action, suit, proceeding or investigation against or involving the Company, the Guarantor or their respective Subsidiaries (and neither the Company nor the Guarantor knows of a reasonable basis for any such action, suit, proceeding or investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would reasonably be expected to result in a Material Adverse Effect.

m) Insurance Laws. Without limitation of the foregoing, each Subsidiary of the Company or the Guarantor that is engaged in the business of insurance or reinsurance is duly organized and licensed as an insurance or reinsurance company in the respective jurisdiction in which it is chartered or organized, and is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction in which the conduct of its respective business as described in the Disclosure Package and the Prospectus requires it to be so licensed or authorized, except where the failure to be so licensed or authorized would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; each of the Company, the Guarantor and their respective Subsidiaries has filed all notices, reports, information statements, documents and other information with the insurance regulatory authorities of its respective jurisdiction of organization and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, the “Insurance Laws”), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; none of the Company, the Guarantor or any of their Subsidiaries has received any notice from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company, the Guarantor or any of their Subsidiaries other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; no insurance regulatory authority having jurisdiction over the Company, the Guarantor or any of their Subsidiaries has issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company, the Guarantor or any of their Subsidiaries in all material respects as currently conducted, except as would not reasonably be expected to result in a Material Adverse Effect; and each of the Company, the Guarantor and their respective Subsidiaries maintains its books and records in accordance with the Insurance Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

n) Change in Insurance Laws. To the knowledge of the Company or the Guarantor, no change in any Insurance Laws is pending that could reasonably be expected to be adopted and, if adopted, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus.

o) Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary, except as described in the Disclosure Package and the Prospectus.

p) Governmental Proceedings. Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of their respective subsidiaries is a party or of which any property of the Company, the Guarantor or any of their subsidiaries is the subject, which, if determined adversely to the Company, the Guarantor or any of their subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, to the best knowledge of the Company or the Guarantor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

q) No Default. Neither the Company, the Guarantor nor any of their respective Subsidiaries is (i) in violation of its charter, memorandum of association or by-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) above as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

r) Accuracy of Statements. The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Certain United States Federal Income Tax Considerations”, under the caption “Material United States Federal Income Tax Considerations” and under the caption “Underwriting”, and set forth under the caption “Business – Regulation” in the Guarantor’s Form 10-K for the year ended December 31, 2011 incorporated by reference in the Disclosure Package and the Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

s) Related Party Transactions. Except as disclosed in the Disclosure Package and the Prospectus, there are no material business relationships or related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission; and such business relationships or related party transactions described therein are fair and accurate descriptions in all material respects of the relationships and transactions so described.

t) Not an Investment Company. Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

u) Not an Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Company nor the Guarantor was an “ineligible issuer” as defined in Rule 405 under the Act.

v) Independent Accountants. Ernst & Young LLP has certified certain financial statements of the Guarantor and its subsidiaries and has audited the Guarantor’s internal control over financial reporting; Ernst & Young LLP is an independent registered public accounting firm as required by the Exchange Act and the rules and regulations of the Commission thereunder.

w) Internal Controls and Procedures. The Guarantor maintains, on behalf of itself and its subsidiaries, including the Company, a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Guarantor’s internal control over financial reporting was effective as of June 30, 2012 and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

x) Disclosure Controls and Procedures. The Guarantor maintains, on behalf of itself and its subsidiaries, including the Company, disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries, including the Company, is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and as of June 30, 2012 such disclosure controls and procedures are effective.

y) No Unlawful Contributions or Other Payments. Neither the Company, the Guarantor, any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Guarantor or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company or the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

z) No Conflict with Money Laundering Laws. The operations of the Company and the Guarantor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions applicable to the Company or the Guarantor, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to the Company or the Guarantor (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Guarantor with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Guarantor, threatened.

aa) No Conflict with OFAC Laws. Neither the Company, the Guarantor, any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

bb) Tax Returns. Any tax returns required to be filed by the Guarantor or any of its subsidiaries, including the Company, in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect. To the knowledge of the Company or the Guarantor, there is no material proposed tax deficiency, assessment, charge or levy against the Company, the Guarantor or any of their respective subsidiaries, as to which a reserve would be required to be established under U.S. generally accepted accounting principles, that has not been so reserved or that should be disclosed in the Disclosure Package and the Prospectus that has not been so disclosed.

cc) Financial Statements. The consolidated financial statements of the Guarantor and its subsidiaries, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated by reference in the Disclosure Package and the Prospectus have been derived, have for each relevant period been prepared in conformity with United States generally accepted accounting principles, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto.

dd) Retrocessional and Reinsurance Agreements. All retrocessional and reinsurance treaties, agreements, contracts and arrangements to which any of the subsidiaries of the Guarantor is a party are in full force and effect and none of the Guarantor or any of its Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; none of the Guarantor nor any of its Subsidiaries, including the Company, has received any notice from any of the other parties to such treaties, agreements, contracts or agreements that such other party intends not to perform such treaty, agreement, contract or agreement in any material respect, and to the knowledge of the Guarantor and its Subsidiaries, including the Company, none of the other parties to such treaties, agreements, contracts or agreements will be unable to perform thereunder, except in each case where such non-performance would not, individually or in the aggregate, reasonably be expected to result a Material Adverse Effect.

ee) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by an officer of the Company or the Guarantor and delivered to the Representatives in connection with the offering of the Securities or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 96.850% of the principal amount of the Notes, payable on the Closing Date. The Company also hereby grants an option to the Underwriters, severally and not jointly, and upon and subject to the terms set forth herein, to purchase from the Company up to an additional $18,750,000 in aggregate principal amount of the Notes at a purchase price of 96.850% of the principal amount of the Notes, plus accrued interest from the Closing Date. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part once only upon notice by the Representatives to the Company setting forth the number of Notes as to which the Underwriters are exercising the option and the time and date of payment and delivery for such Notes, which shall not be later than seven business days after the exercise of such option and shall in any case not occur prior to the Closing Date.

b) The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on September 25, 2012, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”). Any reference in this Agreement to the “Closing Date” (other than in Section 2(a) above) shall be deemed to also refer to any closing date for the purchase of Notes pursuant to the Underwriters’ option described in Section 2(a).

c) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Securities at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company and the Guarantor.

The Company and the Guarantor, jointly and severally, covenant and agree with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantor, subject to Section 3(b), will promptly notify the Representatives of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (or any document incorporated by reference therein) during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. Each of the Company and the Guarantor will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. Each of the Company and the Guarantor will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. The Company and the Guarantor will make no further amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, which shall be disapproved by the Representatives promptly after reasonable notice thereof, the Company and the Guarantor will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Delivery of Prospectuses. The Company or the Guarantor will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and each of the Company and the Guarantor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company or the Guarantor will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request during the period where delivery of a Prospectus is required by law to be delivered by an Underwriter or dealer.

d) Blue Sky Compliance. The Company and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably designated by the Representatives. Neither the Company nor the Guarantor shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company or the Guarantor will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantor shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

f) Permitted Free Writing Prospectuses. Each of the Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

g) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, each of the Company and the Guarantor will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company and the Guarantor are no longer eligible to file an automatic shelf registration statement, each of the Company and the Guarantor will prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new shelf registration statement or other registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.

References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

h) Filing Fees. The Company and the Guarantor, jointly and severally, agree to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

i) Listing of Securities. Each of the Company and the Guarantor will use its commercially reasonable efforts to effect the listing of the Securities qualified for listing on the NASDAQ Market within 30 days after the Closing Date and to thereafter maintain such listing.

j) Dispositions; Stabilization and Manipulation. During the period beginning on the date hereof and continuing to the date that is the initial Closing Date hereunder, without the prior written consent of the Representatives, the Company and the Guarantor will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or the Guarantor (or guaranteed by the Company or the Guarantor) that are substantially similar to the Notes. The Company and the Guarantor will not take, directly or indirectly, any action designed to or that constitutes or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company and the Guarantor agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Guarantor’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any indenture, any blue sky or state securities law memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided herein, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or state securities laws; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing certificates for the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; (viii) fees and expenses incurred in connection with the listing of the Securities on the NYSE and/or the NASDAQ and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor set forth in Section 1 hereof as of the Initial Sale Time, and as of the Closing Date as though then made and to the performance by the Company and the Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or, to the knowledge of the Company, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Representatives and neither the Company nor the Guarantor shall have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

b) Accountants’ Comfort Letter. On the date hereof, the Representatives have received from Ernst & Young LLP, independent registered public accountants for the Guarantor, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Guarantor, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them to the Representatives on the date hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) there shall not have been any change or event that has had or would reasonably be expected to have a Material Adverse Effect; and

(ii) there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change with possible negative implications, in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

e) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received an opinion of Kirkland & Ellis LLP, counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit A.

f) Opinion of Bermuda Counsel for the Company. On the Closing Date, the Representatives shall have received an opinion of Conyers Dill & Pearman Limited, Bermuda counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit B.

g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Representatives.

h) Officers’ Certificate. On the Closing Date, the Representatives shall have received from each of the Company and the Guarantor a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior or Executive Vice President of the Company and the Guarantor and the Chief Financial Officer, Executive Vice President, Finance or Chief Accounting Officer of the Company and the Guarantor, dated as of such Closing Date, to the effect that:

(i) neither the Company nor the Guarantor has received a stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to such officer’s knowledge, threatened by the Commission;

(ii) neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations, warranties and covenants of the Company and the Guarantor set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company and the Guarantor have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

it being understood and agreed that the certificate from the officers of the Company shall only relate to the items of the Company set forth in clauses (i) through (iv) above, and the certificate from the officers of the Guarantor shall only relate to the items of the Guarantor set forth in clauses (i) through (iv) above.

i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such documents and certificates as they may reasonably require in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 10 or 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or to comply with any provision hereof, each of the Company and the Guarantor agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, but the Company and the Guarantor shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Notes.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. Each of the Company and the Guarantor agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or the Guarantor), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, the Guarantor and their Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor and each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, the Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantor hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters set forth therein, the information set forth on the cover page of the Prospectus regarding delivery of the notes and the statements set forth in paragraph 4, the fourth sentence of paragraph 7, and paragraphs 9 and 10 under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities purchased by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, officer, employee, affiliate and agent of the Guarantor or the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or the Guarantor.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Guarantor if at any time (i) trading or quotation in any of the Guarantor’s securities shall have been suspended or limited by the Commission or the NASDAQ Stock Market, or trading in securities generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Effect since the date of this Agreement. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. Each of the Company and the Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantor or their affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) and no Underwriter has any obligation to the Company or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Guarantor and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the several Underwriters with respect to the subject matter hereof. The Company and the Guarantor agree that they will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the Guarantor, the officers or employees of the Company or the Guarantor, or any person controlling the Company or the Guarantor, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Facsimile: 646-855-5958

Attention: High Grade Transaction Management/Legal

and

Wells Fargo Securities, LLC

301 S. College Street, 16th Floor

Charlotte, NC 28288

Facsimile: (704) 383-9165

Attention: Transaction Management

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West

Suite 3100

Toronto, Ontario, Canada M5K 1J3

Facsimile: (416) 504-0530

Attention: Christopher J. Cummings

Adam M. Givertz

If to the Company or the Guarantor:

Argo Group US, Inc.

175 E. Houston St., Suite 1300

San Antonio, Texas 78205

Facsimile: (210) 321-8409

Attention: Craig S. Comeaux

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: Roger D. Rhoten

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, affiliates, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints National Registered Agents, Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18. Trial by Jury. EACH OF THE COMPANY AND THE GUARANTOR (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19. Research Analyst Independence. Each of the Company and the Guarantor acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Guarantor, its subsidiaries (including the Company) and/or the offering of the Securities that differ from the views of their respective investment banking divisions. Each of the Company and the Guarantor acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, the Guarantor, their respective affairs and business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COMPANY:

ARGO GROUP US, INC.

By:	/s/ Mark E. Watson III
Name: Mark E. Watson III
Title: Chairman and Chief Executive Officer

GUARANTOR:

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ Mark E. Watson III
Name: Mark E. Watson III
Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Teresa A. Radzinski
Name: Teresa A. Radzinski
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$54,062,500
Wells Fargo Securities, LLC	54,062,500
Barclays Capital Inc.	3,750,000
Credit Suisse Securities (USA) LLC	3,750,000
J.P. Morgan Securities LLC	3,750,000
Raymond James & Associates, Inc.	3,750,000
Macquarie Capital (USA) Inc.	1,875,000

Total	$125,000,000

Sch-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated September 18, 2012

Annex-1

ANNEX II

Company Additional Written Communication

None.

Annex-2